                           SCHEDULE 14A INFORMATION

             Proxy Statement Pursuant to Section 14(a) of the Securities
                       Exchange Act of 1934 (Amendment No.    )

          Filed by the Registrant [X]
          Filed by a Party other than the Registrant [ ]


          Check the appropriate box:

          [ ]  Preliminary Proxy Statement
          [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
          [X]  Definitive Proxy Statement
          [ ]  Definitive Additional Materials
          [ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
               Section 240.14a-12

                           LAZARE KAPLAN INTERNATIONAL INC.
          .................................................................
                   (Name of Registrant as Specified In Its Charter)

          .................................................................
       (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


          Payment of Filing Fee (Check the appropriate box):

          [X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
               14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
          [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
          [ ]  Fee computed on table below per Exchange Act Rules
               14a-6(i)(4) and 0-11.

               1) Title of each class of securities to which transaction applies:

          .................................................................

               2) Aggregate number of securities to which transaction applies:

          .................................................................

               3)  Per unit price or other underlying value of transaction
          computed   pursuant to Exchange Act Rule 0-11 (Set forth the
          amount on which the filing fee is calculated and state how it was determined):

          .................................................................

               4)  Proposed maximum aggregate value of transaction:

          .................................................................

               5)  Total fee paid:

          .................................................................

          [ ]  Fee paid previously with preliminary materials.
          [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

               1)   Amount Previously Paid:

          .................................................................

               2)   Form, Schedule or Registration Statement No.:

          .................................................................

               3)   Filing Party:

          .................................................................

               4)   Date Filed:

          .................................................................

                        LAZARE KAPLAN INTERNATIONAL INC.
                                529 FIFTH AVENUE
                            NEW YORK, NEW YORK 10017

[LOGO]

                             ----------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          WEDNESDAY, NOVEMBER 6, 1996

                             ----------------------

     The Annual Meeting of Stockholders of Lazare Kaplan International Inc. will be held on Wednesday, November 6, 1996 at 10:00 A.M. at The Cornell Club, 6 East 44th Street, 5th Floor, Room AB, New York, New York 10017 for the following purposes:

          1. To elect directors for the ensuing year;

          2. To ratify the appointment of Ernst & Young LLP, independent certified public accountants, as auditors for the Company for the fiscal year ending May 31, 1997; and

          3. To transact such other business as may properly come before the meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on September 11, 1996 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and at any adjournments thereof.

                                           By Order of the Board of Directors,

                                           LEON TEMPELSMAN,
                                           President

New York, New York
September 20, 1996


                                    IMPORTANT
MANAGEMENT INVITES YOU TO ATTEND THE MEETING IN PERSON, BUT IF YOU ARE UNABLE TO BE PRESENT PERSONALLY, PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE. NO POSTAGE IS REQUIRED IF THE PROXY IS RETURNED IN THE ENCLOSED ENVELOPE AND MAILED IN THE UNITED STATES.

                        LAZARE KAPLAN INTERNATIONAL INC.
                                529 FIFTH AVENUE
                            NEW YORK, NEW YORK 10017
                       ---------------------------------
                                PROXY STATEMENT
                       ---------------------------------

                      1996 ANNUAL MEETING OF STOCKHOLDERS

     This Proxy Statement is furnished to stockholders of Lazare Kaplan International Inc., a Delaware corporation (the 'Company'), in connection with the solicitation of proxies by the Board of Directors of the Company (the 'Board of Directors') for use at the Annual Meeting of Stockholders of the Company to be held at 10:00 a.m. on Wednesday, November 6, 1996 at The Cornell Club, 6 East 44th Street, 5th Floor, Room AB, New York, New York, and any adjournment or adjournments thereof (the 'Annual Meeting'). This Proxy Statement, the attached Notice of Annual Meeting, the accompanying form of proxy and the Annual Report to Stockholders of the Company for the fiscal year ended May 31, 1996 are first being sent to stockholders of the Company on or about September 20, 1996.

     The record date for stockholders of the Company entitled to notice of, and to vote at, the Annual Meeting is the close of business on September 11, 1996 (the 'Record Date'). On the Record Date, there were issued and outstanding 6,203,355 shares of the Company's common stock, par value $1.00 per share (the 'Common Stock'). All of such shares are of one class, with equal voting rights, and each holder thereof is entitled to one vote on all matters voted on at the Annual Meeting for each share registered in such holder's name. Presence in person or by proxy of holders of 3,101,678 shares of Common Stock will constitute a quorum at the Annual Meeting. Assuming a quorum is present, the affirmative vote by the holders of a plurality of the shares represented at the Annual Meeting and entitled to vote will be required to act on the election of directors, and the affirmative vote by the holders of a majority of the shares represented at the Annual Meeting and entitled to vote will be required to act on all other matters to come before the Annual Meeting, including the ratification of the selection of Ernst & Young LLP as independent auditors for the current fiscal year. In accordance with applicable law, all stockholders of record on the Record Date are entitled to receive notice of, and to vote at, the Annual Meeting. If a stockholder, present in person or by proxy, abstains on any matter, the stockholder's shares will not be voted on such matter. Thus, an abstention from voting on a matter has the same legal effect as a vote 'against' the matter, even though a stockholder may interpret such action differently. A proxy submitted by a stockholder may indicate that all or a portion of the shares represented by such proxy are not being voted by such stockholder with respect to a particular matter. This could occur, for example, when a broker is not permitted to vote shares of Common Stock held in street name on certain matters in the absence of instructions from the beneficial owner of the shares. The shares subject to any such proxy which are not being voted with respect to a particular matter (the 'nonvoted shares') will be considered shares not present and not entitled to vote on such matter, although such shares may be considered present and entitled to vote for other purposes and will count for purposes of determining the presence of a quorum. (Shares voted to abstain as to a particular matter will not be considered nonvoted shares).

     A proxy in the accompanying form, which is properly executed, duly returned to the Company and not revoked will be voted in accordance with the instructions contained thereon. If no specific instructions are indicated on the proxy, the shares represented thereby will be voted FOR (i) the election of the persons nominated herein as directors and (ii) the ratification of the selection of Ernst & Young LLP as the Company's independent auditors for the current fiscal year; as well as in the discretion of the proxies with respect to such other business as properly may come before the Annual Meeting.

     Each proxy granted may be revoked by the person who granted it at any  time
(i)  by giving written  notice to such  effect to the  Secretary of the Company,
(ii) by execution and delivery of a proxy bearing a later date, or (iii) by attendance and voting in person at the Annual Meeting; except as to any matter upon which, prior to such revocation, a vote shall have been cast at the Annual Meeting pursuant to the authority conferred by such proxy. The mere presence at the Annual Meeting of a person appointing a proxy does not revoke the appointment.

                            1. ELECTION OF DIRECTORS

     Eight directors are to be elected at the Annual Meeting, to hold office until the next annual meeting of stockholders and until their successors are elected and have qualified. The eight nominees for directors consist of persons currently serving as directors of the Company.

     Set forth below are the names, principal occupations and certain other information concerning the nominees.

                                                 POSITIONS AND OFFICES WITH                   DIRECTOR
              NAME                             COMPANY OR PRINCIPAL OCCUPATION                 SINCE      AGE
- --------------------------------  ---------------------------------------------------------   --------    ----

Maurice Tempelsman..............  Chairman  of the Board  of the Company  since April 1984;
                                    General Partner of Leon Tempelsman & Son, an investment
                                    limited partnership                                        1984        67
Leon Tempelsman.................  Vice Chairman of  the Board  of the  Company since  April
                                    1984;  President  of  the  Company  since  April  1986;
                                    General Partner of Leon Tempelsman & Son since  January
                                    1984                                                       1984        40
George R. Kaplan................  Vice  Chairman of  the Board  of the  Company since April
                                    1984                                                       1972        78
Lucien Burstein.................  Partner, Warshaw Burstein Cohen  Schlesinger & Kuh,  LLP,
                                    Attorneys; Secretary of the Company since 1984             1984        74
Michael W. Butterwick...........  Business Consultant                                          1982        69
Myer Feldman....................  Partner, Ginsburg, Feldman and Bress, Chartered Attorneys    1984        79
Robert Speisman.................  Vice President Sales of the Company since January 1986       1989        43
Sheldon L. Ginsberg.............  Executive  Vice  President  since  February  1996;  Chief
                                    Financial Officer of the Company since April 1991; Vice
                                    President -- Finance  from January  1986 through  April
                                    1991                                                       1989        42

     Unless directed to the contrary, the persons named in the proxy will vote the shares represented thereby FOR the election of the nominees listed above. Management is informed that all of the nominees are willing to serve as directors, but if any of them should decline or be unable to act as a director, which is not anticipated, the persons named in the proxy will vote for the election of such other person or persons as management may recommend.

     The Company has standing Audit, Compensation and Stock Option Committees of the Board of Directors. The current members of each committee hold office until the next Annual Meeting of the Board of Directors and until their respective successors have been elected and qualified. The Audit Committee consists of Michael W. Butterwick, Lucien Burstein and Myer Feldman. The Compensation Committee consists of Maurice Tempelsman, Michael W. Butterwick, Myer Feldman and Lucien Burstein. The Stock Option Committee consists of Michael W. Butterwick and Myer Feldman.

     The Audit Committee is authorized to confer with the auditors and financial officers of the Company, review reports submitted by the auditors, establish or review, and monitor compliance with codes of conduct of the Company, inquire about procedures for compliance with laws and regulations relating to the management of the Company, and report and make recommendations to the Board of Directors. The Compensation Committee is responsible for recommending to the Board of Directors policies with respect to compensation and benefits of the Chairman of the Board, Vice Chairmen of the Board and President of the Company, for fixing the compensation and benefits of other officers and employees of the Company and its subsidiaries whose compensation is $75,000 per year or more. The Stock Option Committee, which was formed in August 1996, is responsible for administering the Company's 1988 Stock Option Incentive Plan (the 'Plan'), including the designating of employees to be granted options, prescribing the terms and conditions of options granted under the Plan, interpreting the Plan and making all other determinations deemed necessary for the administration of the Plan. Prior to August 1996, the functions of the Stock Option Committee were performed by the Compensation Committee. The Board of Directors does not have a Nominating Committee or a committee performing similar functions.

     During the fiscal year ended May 31, 1996, there were three meetings of the Board of Directors, one meeting of the Audit Committee, and one meeting of the Compensation Committee. In addition, action was taken by unanimous written consent of the Executive Committee of the Board of Directors. Each incumbent director attended at least 75% of the total number of meetings of the Board and all of the committees thereof on which he served during the fiscal year. All outside directors receive a fee equal to $1,250 per quarter. Mr. Lucien Burstein, an outside director, credits his fee against legal fees of Warshaw Burstein Cohen Schlesinger & Kuh, LLP incurred by the Company for each period for which a directors' fee is paid.

SECURITY OWNERSHIP

     The following table sets forth information regarding the ownership of shares of the Company's Common Stock as of September 11, 1996 by those persons known by the Company to own beneficially more than 5% of the outstanding shares of the Company's Common Stock. All information in the table is based upon reports filed by such persons with the Securities and Exchange Commission and upon responses to questionnaires submitted by such persons to the Company in connection with the preparation of this proxy statement. Except as noted in the footnotes, such persons have indicated that they have the sole power to vote and to dispose of their respective shares of the Company's Common Stock.

                                                                                       AMOUNT AND
                                                                                       NATURE OF
                                  NAME AND ADDRESS                                     BENEFICIAL    PERCENT
                                OF BENEFICIAL OWNER                                    OWNERSHIP     OF CLASS
- ------------------------------------------------------------------------------------   ----------    --------
Maurice Tempelsman(1) ..............................................................   3,838,825       61.9%
  529 Fifth Avenue
  New York, New York 10017
Leon Tempelsman(1)(2) ..............................................................   1,860,629       29.0%
  529 Fifth Avenue
  New York, New York 10017
Myer Feldman .......................................................................     338,259        5.5%
  1250 Connecticut Avenue, NW
  Washington, D.C. 20036
Dimensional Fund Advisors, Inc.(3) .................................................     317,300        5.1%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401
Quest Advisory Corp.(4) ............................................................     274,300        4.4%
  1414 Avenue of the Americas
  New York, New York 10019

- ------------

(1) Number and percentage of shares include the 1,528,416 shares owned by Leon Tempelsman & Son, a New York limited partnership ('LTS') of which each of Maurice Tempelsman and Leon Tempelsman, as the sole general partners, has sole power to vote and dispose.

(2) Number and percentage of shares include 2,240 shares held by the spouse of Leon Tempelsman, 26,816 shares owned by his sister, Rena Speisman, 26,725 shares owned by his sister, Marcy Meiller, 34,641 shares owned by Rena Speisman as custodian for her children, and 1,600 shares held by his brother-in-law, Scott Meiller, as to all of which shares Leon Tempelsman has been granted a proxy. Number and percentage of shares also include 34,641 shares held by Leon Tempelsman as custodian for his children, 205,550 shares which are the subject of currently exercisable options granted to Mr. Tempelsman pursuant to the Company's 1988 Stock Option Incentive Plan (the 'Plan'), and 1,528,416 shares owned by LTS, of which each of Maurice and Leon Tempelsman, as the sole general partners, has sole power to vote and dispose.

(3) All of such shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, as to all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional Fund Advisors Inc. disclaims beneficial ownership of all of such shares.

(4) Includes shares owned in portfolios managed by Quest Advisory Corp. and Quest Management Company, registered investment advisors. Charles M. Royce is a deemed controlling person of Quest Advisory Corp. and Quest Management Company. Mr. Royce disclaims beneficial ownership of all of the foregoing shares.

     The following table reflects as of September 11, 1996 the beneficial ownership of shares of Common Stock of the Company by each of the directors, nominees and executive officers and by all directors and officers as a group.

                                                                AMOUNT AND
                                                                NATURE OF
                          NAME                             BENEFICIAL OWNERSHIP    PERCENT OF CLASS
- --------------------------------------------------------   --------------------    ----------------

Maurice Tempelsman(1)(2)................................         3,838,825                    61.9%
Leon Tempelsman(1)(2)(3)................................         1,860,629                    29.0
Myer Feldman............................................           338,259                     5.5
Sheldon L. Ginsberg(4)..................................            46,305                     0.7
Robert Speisman(1)(5)...................................            44,800                     0.7
George R. Kaplan(6).....................................            23,965                     0.4
Lucien Burstein.........................................             1,500           less than 0.1
Michael W. Butterwick...................................                 0                     0.0
All directors and officers as a group(1)-(6)............         4,625,867                    71.2%

- ------------

(1) Maurice Tempelsman, the Chairman of the Board and a director of the Company, is the father of Leon Tempelsman and the father-in-law of Robert Speisman, Vice President-Sales of the Company. Each of Maurice Tempelsman, Leon Tempelsman and Robert Speisman disclaims beneficial ownership of shares beneficially owned by the others.

(2) Number and percentage of shares include the 1,528,416 shares owned by Leon Tempelsman & Son, a New York limited partnership ('LTS') of which each of Maurice Tempelsman and Leon Tempelsman, as the sole general partners, has sole power to vote and dispose.

(3) Number and percentage of shares include 2,240 shares held by the spouse of Leon Tempelsman, 26,816 shares owned by his sister, Rena Speisman, 26,725 shares owned by his sister, Marcy Meiller, 34,641 shares owned by Rena Speisman as custodian for her children, and 1,600 shares held by his brother-in-law, Scott Meiller, as to all of which shares Leon Tempelsman has been granted a proxy. Number and percentage of shares also include 34,641 shares held by Leon Tempelsman as custodian for his children, 205,550 shares which are the subject of currently exercisable options granted to Mr. Tempelsman pursuant to the Plan, and 1,528,416 shares owned by LTS, of which each of Maurice and Leon Tempelsman, as the sole general partners, has sole power to vote and dispose.

(4) Number and percentage include an aggregate of 46,300 shares which are the subject of currently exercisable options granted to Sheldon L. Ginsberg pursuant to the Plan.

(5) Number and percentage of shares do not include the 1,528,416 shares owned by LTS, of which Rena Speisman, the wife of Robert Speisman, is a limited partner. Number and percentage of shares also do not include 61,457 shares owned by Rena Speisman for herself and as custodian for the children of Robert and Rena Speisman, as to all of which beneficial ownership is disclaimed by Mr. Speisman. Number and percentage include 44,800 shares which are the subject of currently exercisable options granted to Mr. Speisman pursuant to the Plan.

(6) Number and percentage of shares do not include 1,500 shares owned by the spouse of George Kaplan, the beneficial ownership of which is disclaimed by Mr. Kaplan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely upon a review of Forms 3, 4 and 5 filed with the Securities and Exchange Commission and the Company under the Securities Exchange Act of 1934 (the 'Exchange Act') and a review of written representations received by the Company, no person who at any time during the fiscal year ended May 31, 1996 was a director, executive officer or beneficial owner of more than 10% of the outstanding shares of Common Stock failed to file, on a timely basis, reports required by Section 16(a) of the Exchange Act.

EXECUTIVE COMPENSATION

     The Company's executive compensation program (other than as it relates to stock options) is administered by the Compensation Committee of the Board of Directors, and the Plan is administered by the Stock Option Committee of the Board of Directors. The Compensation Committee includes three non-employee directors and one employee director. The Stock Option Committee, which was formed in August 1996, is comprised of two non-employee directors, neither of whom is eligible to participate in the Plan. The Compensation Committee annually recommends the cash compensation and benefits for the Chairman, Vice Chairmen, President and all employees of the Company earning more than $75,000. Following Compensation Committee review and approval, all matters relating to executive compensation (other than as it relates to stock options) are submitted to the full Board for approval. In its administration of the Plan, the Stock Option Committee, in its sole discretion, determines option recipients and the number of shares subject to each option. Prior to August 1996, the functions of the Stock Option Committee were performed by the Compensation Committee.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMPENSATION POLICIES

     During Fiscal 1996, the following policies were used by the Compensation Committee to set a general framework within which specific compensation decisions were made.

           -- The Company's executive  pay program  is intended  to attract  and
              retain   top  management   talent  and  to   motivate  and  reward
              performance.

           -- Incentive compensation varies with relative Company performance and a given individual's contribution to that performance.

           -- The Company's 1988 Stock Option Incentive Plan (the 'Plan') is designed to reinforce and encourage achievement of the Company's short-term and long-term financial and strategic goals by aligning the interests of certain key Company employees and the Company's stockholders.

COMPONENTS OF COMPENSATION

BASE SALARY

     The Compensation Committee determined base salary levels by evaluating individual performance with specific input from the President (excluding input for his own performance). Increases in base salary were based upon periodic evaluations of such factors as demonstrated leadership ability, competitive trends within the industry, level of responsibility, and overall perceived future contribution to the Company.

CASH BONUS

     Bonus payments were recommended to the Board by the Compensation Committee for employees it felt performed exceptionally during the past year. This component of the compensation package is designed to reward past performance and encourage similarly exceptional future performance. Bonuses are paid after the end of the calendar year to which they relate.

MATCHING 401(k) PLAN

     The Company offers all full-time employees in the United States and Puerto Rico the opportunity to participate in a matching 401(k) plan. Employees may participate up to an annual maximum which is the lesser of 20% of the employee's compensation or $9,500 (subject to adjustments by the U. S. Secretary of the Treasury). The Company will match those contributions in an amount equal to $.50 for every pre-tax dollar contributed by the employee up to a maximum of 6% of the first $20,000 of the employee's compensation, provided the Company's pre-tax earnings exceed $3.5 million for the fiscal year ending within the calendar year to which the matching contribution relates.

STOCK OPTION GRANTS

     The Company periodically grants stock options in order to provide certain of its key employees with a competitive total compensation package, a long-term incentive award and to reward them for their contribution to the ongoing process of achieving the Company's long-term goals. These grants are also intended to align the interests of the Company's key employees with those of the stockholders, thereby encouraging these employees to increase stockholder value.

     During Fiscal 1996, the Plan was administered by the Compensation Committee consisting of four directors of the Company who were not eligible to participate in the Plan. The Compensation Committee, in its sole discretion, determined option recipients and the number of shares subject to each option. In determining the number of shares to be covered by each option, the Compensation Committee took into account the present and potential contributions of the respective participants to the success of the Company, the anticipated number of years of effective service remaining and such other factors as the Compensation Committee deemed relevant in connection with accomplishing the purposes of the Plan. In August 1996, a Stock Option Committee, consisting of two non-employee directors not eligible to participate in the Plan, was formed to administer the Plan and perform the foregoing functions.

     Each option granted under the Plan expires ten years after the date of grant and is exercisable at the fair market value of the shares subject to the option on the date of grant; except that incentive stock options granted to any person who, at the time the option is granted, owns stock possessing more than 10% of the combined voting power of all classes of the stock of the Company, expire five years after the date of grant and are exercisable at 110% of the fair market value of the shares subject to the option on the day immediately preceding the day of grant.

COMPENSATION OF THE PRESIDENT

     Leon Tempelsman's salary was increased for Fiscal 1996 from its Fiscal 1995 level, the first increase in his salary since 1984. It has long been the opinion of the Compensation Committee that Mr. Tempelsman's salary stood well below those of executives with similar responsibilities in companies of similar size. In addition, in November 1995, as part of the Company's overall repricing of certain options previously granted to certain key employees of the Company, the Compensation Committee granted Mr. Tempelsman 48,500 new incentive stock options in replacement of an equal number of options. (See Option Repricings, p. 10.) The Compensation Committee continues to recognize Mr. Tempelsman's contribution to the overall management of the Company and the Company's retention of its strategic and market positions in the world diamond market.

                             Compensation Committee:
                             -----------------------
                             Maurice Tempelsman
                             Lucien Burstein
                             Myer Feldman
                             Michael W. Butterwick

EXECUTIVE COMPENSATION

SUMMARY OF COMPENSATION IN FISCAL 1994, FISCAL 1995 AND FISCAL 1996

     The following Summary Compensation Table sets forth information concerning compensation for services in all capacities awarded to, earned by or paid to the Company's chief executive officer and the other most highly compensated executive officers of the Company earning more than $100,000 during the fiscal years ended May 31, 1994, May 31, 1995 and May 31, 1996.

                                                                                                    LONG-TERM
                                                                                                   COMPENSATION
                                                              ANNUAL COMPENSATION                  ------------
                                                 ----------------------------------------------       AWARDS
                                                                                      OTHER        ------------
                   NAME AND                      FISCAL                               ANNUAL         OPTIONS
              PRINCIPAL POSITION                  YEAR      SALARY     BONUS(1)    COMPENSATION      (SHARES)
- ----------------------------------------------   ------    --------    --------    ------------    ------------
Leon Tempelsman ..............................     1996    $200,000    $      0         $0             48,500(2)
  Vice Chairman of the Board                       1995      50,000           0          0             10,000
  and President                                    1994      50,000           0          0             38,500
Sheldon L. Ginsberg ..........................     1996     188,000      40,000          0             16,500(3)
  Executive Vice President and                     1995     170,000      30,000          0              6,000
  Chief Financial Officer                          1994     157,000      17,000          0             10,500
                                                   1996     115,000           0          0             11,000(4)
Robert Speisman ..............................     1995      70,000           0          0              4,000
  Vice President -- Sales                          1994      70,000           0          0              7,000

- ------------

(1) Bonuses   are  determined  by  the   Compensation  Committee  based  on  the
    executive's performance. Bonus amounts are paid after the end of the fiscal year to which they relate. See Compensation Committee Report, page 6.

(2) Represents incentive stock options granted under the Plan on November 21, 1995 to purchase 48,500 shares of Common Stock at an exercise price of $7.013 per share, in substitution for 10,000 canceled options previously granted under the Plan on March 7, 1995 to purchase 10,000 shares of Common Stock at an exercise price of $9.35 per share, and 38,500 canceled options previously granted under the Plan on January 14, 1994 to purchase 38,500 shares of Common Stock at an exercise price of $8.387 per share.

(3) Represents incentive stock options granted under the Plan on November 21, 1995 to purchase 16,500 shares of Common Stock at an exercise price of $6.375 per share, in substitution for 6,000 canceled options previously granted under the Plan on March 7, 1995 to purchase 6,000 shares of Common Stock at an exercise price of $8.50 per share, and 10,500 canceled options previously granted under the Plan on January 14, 1994 to purchase 10,500 shares of Common Stock at an exercise price of $7.625 per share.

                                              (footnotes continued on next page)

(footnotes continued from previous page)

(4) Represents incentive stock options granted under the Plan on November 21, 1995 to purchase 11,000 shares of Common Stock at an exercise price of $6.375 per share, in substitution for 4,000 canceled options previously granted under the Plan on March 7, 1995 to purchase 4,000 shares of Common Stock at an exercise price of $8.50 per share, and 7,000 canceled options previously granted under the Plan on January 14, 1994 to purchase 7,000 shares of Common Stock at an exercise price of $7.625 per share.

STOCK OPTIONS GRANTED IN FISCAL 1996

     The following table sets forth information concerning individual grants of stock options made during fiscal year ended May 31, 1996 to each executive officer listed in the Summary Compensation Table. The Company did not grant any stock appreciation rights during Fiscal 1996.

                                            INDIVIDUAL GRANTS IN FISCAL 1996                      POTENTIAL
                                ---------------------------------------------------------    REALIZABLE VALUE AT
                                                % OF TOTAL                                     ASSUMED ANNUAL
                                 NUMBER OF       OPTIONS/                                      RATES OF STOCK
                                 SECURITIES        SARS                                             PRICE
                                 UNDERLYING     GRANTED TO                                    APPRECIATION FOR
                                OPTIONS/SARS    EMPLOYEES       EXERCISE                       OPTION TERM(3)
                                  GRANTED       IN FISCAL     OR BASE PRICE    EXPIRATION    -------------------
            NAME                (SHARES)(1)(2)     YEAR        (PER SHARE)        DATE         5%         10%
- -----------------------------   ------------    ----------    -------------    ----------    -------    --------
Leon Tempelsman..............      48,500           63.8%        $ 7.013        11/21/00     $54,504    $157,843
Sheldon L. Ginsberg..........      16,500           21.7%        $ 6.375        11/21/05     $66,152    $167,642
Robert Speisman..............      11,000           14.5%        $ 6.375        11/21/05     $44,101    $111,761

- ------------

(1) All of such options were issued in replacement of previously granted options. See Summary of Compensation in Fiscal 1994, Fiscal 1995 and Fiscal 1996 on Page 8.

(2) All of such options become exercisable as to one-third ( 1/3) of the shares included in the grant, commencing on December 15 in the year following the grant. The right to purchase stock pursuant to all options outstanding is cumulative, and the optionees may exercise the right to purchase stock at any time and from time to time after the option has become exercisable and prior to the expiration, termination or surrender of the option.

    Each optionee who receives an option under the Plan agrees (a) to remain in the employ of either of the Company or its subsidiaries for at least one year from the date the option is granted but in no event later than the optionee's 70th birthday and (b) to refrain from engaging in the diamond business, directly or indirectly, for a period of two years after his or her employment by the Company or a subsidiary terminates. If an optionee fails to comply with either part of such an agreement, the Compensation Committee, in its discretion, may require the optionee to resell to the Company all shares purchased pursuant to the option at the exercise price and to repay the Company any amounts paid to the optionee upon the surrender of all or part of an option.

    In the event of the termination of employment for any reason of an optionee, the option may be exercised or surrendered by the optionee or his or her legal representative within such period as may be provided in the option instrument not to exceed the earlier of the balance of

                                              (footnotes continued on next page)

(footnotes continued from previous page) the option term or three months from the date of termination (one year in the case of a disabled employee or in the event of death); provided that the Compensation Committee may, in its absolute discretion, authorize the purchase of such additional shares subject to options as are not then exercisable.

(3) Based upon the per share market price on the date of grant, which was $6.375 on November 21, 1995, and an annual cumulative appreciation at the rate stated of such market price through the expiration date of such options. Gains, if any, are dependent upon the actual performance of the Common Stock, as well as the continued employment of the executive officers through the vesting period. The potential realizable values indicated have not taken into account amounts required to be paid as income tax under the Internal Revenue Code of 1986, as amended, and any applicable state laws.

STOCK OPTIONS HELD AT END OF FISCAL 1996

     The following table indicates the total number of exercisable and unexercisable stock options held by each executive officer named in the Summary Compensation Table as of May 31, 1996. No options to purchase Common Stock were exercised during Fiscal 1996 by such individuals and no stock appreciation rights were outstanding during Fiscal 1996.

                                              NUMBER OF SECURITIES                  VALUE OF UNEXERCISED
                                             UNDERLYING UNEXERCISED               IN-THE-MONEY OPTIONS/SARS
                                          OPTIONS/SARS AT MAY 31, 1996                 AT MAY 31, 1996
                                         -------------------------------       -------------------------------
                 NAME                    EXERCISABLE       UNEXERCISABLE       EXERCISABLE       UNEXERCISABLE
- --------------------------------------   -----------       -------------       -----------       -------------
Leon Tempelsman.......................     205,550             48,500          $ 1,715,764         $ 363,120
Sheldon L. Ginsberg...................      52,800             16,500              469,000           134,063
Robert Speisman.......................      44,800             11,000              403,250            89,375

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     The Company has no employment contract with any of Leon Tempelsman, Sheldon
L. Ginsberg or Robert Speisman. Other than the Plan, the Company does not have any program providing compensation to its executive officers which is intended to serve as an incentive for performance to occur over a period longer than one fiscal year. The incentive stock options granted to Messrs. Tempelsman, Ginsberg and Speisman provide that if their respective employments are terminated for any reason other than death or retirement, the options must be exercised within the earlier of the balance of the option period or three months from the date of termination (one year in the case of termination as a result of disability).

OPTION REPRICINGS

     During Fiscal 1996, the Compensation Committee determined that participants of the Plan who were previously granted options at exercise prices greater than the then current market price of the Common Stock of the Company were no longer being provided with the proper incentive for which such options were intended. The Compensation Committee concluded that in order to ensure the continued use of the Plan as an incentive to key employees, it would be prudent to lower the exercise price of such previously granted stock options held by participants of the Plan, including executive officers.

     Accordingly, on November 21, 1995, employees were given the opportunity to exchange previously granted options for a like number of options in substitution therefor. Consistent with the terms of the Plan, the Compensation Committee repriced the options at the market price for all employees and at 10% above the market price for Leon Tempelsman, since he is the beneficial owner of more than 10% of the Company's Common Stock.

     The following table sets forth information concerning such repricing as to the Company's executive officers:

                                                TEN YEAR OPTION REPRICINGS
                             -----------------------------------------------------------------    LENGTH OF ORIGINAL
                                        NUMBER OF   MARKET PRICE OF     EXERCISE        NEW          OPTION TERM
                                         OPTIONS     STOCK AT TIME    PRICE AT TIME   EXERCISE        REMAINING
           NAME                DATE     REPRICED    OF REPRICING(1)   OF REPRICING    PRICE(1)   AT DATE OF REPRICING
- ---------------------------  --------   ---------   ---------------   -------------   --------   --------------------
Leon Tempelsman ...........  11/21/95     38,500        $ 6.375          $ 8.387       $7.013      3 yrs./1 mo.
  Vice Chairman of            8/14/92     10,000          6.375             9.35        7.013      4 yrs./3 mos.
  the Board and President                 38,000          5.125             5.50        5.638      8 mos.
                                          47,550          5.125             8.80        5.638      2 yrs./4 mos.
                                          10,000          5.125           11.275        5.638      3 yrs./7 mos.

Sheldon L. Ginsberg .......  11/21/95      6,000          6.375             8.50        6.375      9 yrs./3 mos.
  Executive Vice President    8/14/92     10,500          6.375            7.625        6.375      8 yrs./1 mos.
  and                                      8,800          5.125             8.00        5.125      7 yrs./4 mos.
  Chief Financial Officer                 12,000          5.125            10.25        5.125      8 yrs./7 mos.

Robert Speisman ...........  11/21/95      4,000          6.375             8.50        6.375      9 yrs./3 mos.
  Vice President-Sales        8/14/92      7,000          6.375            7.625        6.375      8 yrs./1 mos.
                                           8,800          5.125             8.00        5.125      7 yrs./4 mos.
                                          10,000          5.125            10.25        5.125      8 yrs./7 mos.

- ------------

(1) The exercise price of all options granted under the Plan may not be less than 100% of the fair market value of the Common Stock on the day immediately preceding the day of grant; except that since Leon Tempelsman is the beneficial owner of more than 10% of the Company's Common Stock, the option price for options granted to him must be equal to 110% of the fair market value of the Common Stock on the day immediately preceding the day of grant in order for such options to be qualified as incentive stock options under the Internal Revenue Code.

                             Compensation Committee:
                             -----------------------
                             Maurice Tempelsman
                             Lucien Burstein
                             Myer Feldman
                             Michael W. Butterwick

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Directors consists of Maurice Tempelsman, Myer Feldman, Michael W. Butterwick and Lucien Burstein. Messrs. Feldman, Butterwick and

Burstein are outside directors of the Company. Neither Mr. Butterwick nor Mr. Feldman is an officer of the Company. Mr. Burstein is Secretary of the Company. None of Messrs. Butterwick, Feldman or Burstein is affiliated with any principal stockholder of the Company. Maurice Tempelsman is the Chairman of the Board of the Company and the father of Leon Tempelsman, Vice Chairman of the Board and President of the Company.

COMPARATIVE PERFORMANCE BY THE COMPANY

     The following graph compares the market performance of the Company's Common Stock for the previous five fiscal years to the American Stock Exchange Market Value Index (the 'AMEX Index') and a peer group of companies in the fine jewelry and accessories industry (the 'Peer Group').

                               TOTAL RETURN CHART

  Date      Company Index  Market Index   Peer Index
05/31/91      100.000        100.000       100.000
06/28/91       96.591         95.802        98.931
07/31/91       82.386         99.648        94.681
08/30/91       79.545        100.061        98.765
09/30/91       94.318        100.954        93.907
10/31/91       85.795        104.535        88.229
11/29/91       73.295        101.040        87.290
12/31/91       68.182        111.089        87.867
01/31/92       76.705        115.076        83.793
02/28/92       70.455        117.053        89.216
03/31/92       68.182        111.242        95.317
04/30/92       53.977        109.551        84.655
05/29/92       57.955        108.965        73.799
06/30/92       54.545        104.902        71.295
07/31/92       46.591        107.222        63.509
08/31/92       46.591        104.641        59.219
09/30/92       44.318        104.812        56.777
10/30/92       51.136        107.504        58.548
11/30/92       61.364        115.073        65.549
12/31/92       61.364        116.676        69.888
01/29/93       51.136        120.931        67.590
02/26/93       51.136        117.557        58.233
03/31/93       56.818        121.795        61.060
04/30/93       60.795        119.592        56.185
05/28/93       57.955        123.930        60.845
06/30/93       53.409        124.673        66.295
07/30/93       64.773        126.578        61.974
08/31/93       63.636        133.014        61.961
09/30/93       53.977        135.516        59.490
10/29/93       56.818        139.462        65.075
11/30/93       61.364        133.541        63.540
12/31/93       63.636        137.169        66.007
01/31/94       85.227        139.013        61.158
02/28/94       78.409        135.877        63.613
03/31/94       77.273        127.562        63.599
04/29/94       85.227        126.310        62.527
05/31/94       80.682        126.104        70.316
06/30/94       82.955        122.333        69.710
07/29/94       85.227        126.703        71.220
08/31/94       81.818        130.535        73.220
09/30/94       86.364        132.892        71.952
10/31/94       87.500        131.901        72.975
11/30/94       87.500        126.217        75.867
12/30/94       86.364        128.057        70.197
01/31/95       79.545        131.525        56.866
02/28/95       80.682        135.796        60.761
03/31/95       76.136        137.833        59.309
04/28/95       71.591        141.265        63.635
05/31/95       68.182        145.168        62.133
06/30/95       68.182        148.511        63.315
07/31/95       63.352        156.203        69.588
08/31/95       67.045        160.309        75.774
09/29/95       64.773        163.648        76.022
10/31/95       63.636        157.326        75.238
11/30/95       60.227        161.914        86.897
12/29/95       72.159        164.972        84.413
01/31/96       70.455        164.982        90.907
02/29/96       77.273        167.673        89.721
03/29/96       73.295        169.294        93.918
04/30/96       93.182        175.151       104.054
05/31/96      131.818        180.821       119.943

                 DATA PERIOD: MAY 31, 1991 THROUGH MAY 31, 1996

     The Peer Group consists of the following companies: A.T. Cross Company, Michael Anthony Jewelers, Inc., Jewelmasters Inc., Tiffany & Co., and Town & Country Corporation. The Company's management is of the opinion that despite the existence of some similarities between the group of companies comprising its peer group and the Company, the Company is unique because of the product it produces, the markets in which its products are sold, and in its position as the only publicly traded diamond cutting and polishing company in the United States. Thus, comparisons made between the Company and the peer group are not necessarily accurate or reliable and do not necessarily reflect the relative performance data for the Company's primary competition.

     (1) The cumulative total return for the securities comprising the Peer Group and the AMEX Index assumes the reinvestment of dividends. The total return for the Company's Common Stock does not assume the reinvestment of dividends, since no dividends were declared on the Company's Common Stock during the measurement period. The weighing of the securities comprising each index, according to their market capitalization, has been calculated at the end of each monthly period.

     (2) The AMEX Index tracks the aggregate price performance of equity securities of companies traded on the American Stock Exchange. The Company's Common Stock is traded on the American Stock Exchange.

TRANSACTIONS WITH MANAGEMENT

     The Company has entered into a sublease with Leon Tempelsman & Son, a New York limited partnership of which Maurice Tempelsman and Leon Tempelsman are the sole general partners ('LTS'), under which approximately 30% of the 20th Floor at 529 Fifth Avenue, New York, New York is sublet to LTS. The sublease is prorated to the same rental rate per square foot which the Company is paying to the landlord under its lease for the 19th and 20th Floors at the same location. Rental payments under the sublease amount to a base annual rent of $89,518 (excluding escalations).

     The Company is a party to an agreement dated August 11, 1982, as amended on April 8, 1983 (the 'Agreement'), with GIA Gem Trade Laboratory, Inc. ('GTL'), a wholly owned subsidiary of Gemological Institute of America, Inc., pursuant to which the Company has granted a license to GTL to use a laser micro-inscription system developed by the Company in connection with GTL's business of grading diamonds and identifying gem stones and issuing reports thereon. The Agreement, unless earlier terminated in accordance with its terms, expires in the year 2000, when the United States patent on the laser micro-inscription device expires. George R. Kaplan, Vice Chairman of the Board of the Company, is a Board Member Emeritus of the Board of Governors of the Gemological Institute of America. The Agreement, which requires GTL to pay to the Company royalties based on fees charged by GTL for inscribing gem stones, was the result of arms-length negotiations between the Company and GTL.

                 2. RATIFICATION OF THE APPOINTMENT OF AUDITORS

     The Board of Directors has appointed the firm of Ernst & Young LLP, independent certified public accountants, to be auditors for the Company and its subsidiaries for the fiscal year ending May 31, 1997 and recommends that the stockholders ratify that appointment. If a majority of the shares are not voted in favor of ratification, the Board will consider the appointment of other auditors for the ensuing fiscal year. The Board is advised that there is and has been, no relationship between Ernst & Young LLP and the Company or any of its subsidiaries other than the rendition of professional services. A representative of Ernst & Young LLP is expected to be present at the annual meeting. The representative will have an opportunity to make a statement and will be available to respond to questions.

     The   Board  of  Directors  recommends  a  vote  FOR  ratification  of  the appointment of Ernst & Young LLP.

                               3. OTHER BUSINESS

     As of the date hereof, the Board of Directors does not know of any matter which will come before the meeting other than the business specified in the foregoing notice of meeting. If any other matter is presented at the meeting or any adjournment thereof, it is intended that the persons named in the proxy will vote in accordance with their best judgment.

SOLICITATION OF PROXIES

     Solicitation of proxies is being made by the Board of Directors through the mail, in person, and by telegraph and telephone. In addition, the Company will request banks, brokers, and other custodians, nominees, and fiduciaries to obtain voting instructions from the beneficial owners and will pay their expenses for so doing. The cost of soliciting proxies will be borne by the Company.

STOCKHOLDER PROPOSALS FOR THE 1997 ANNUAL MEETING OF STOCKHOLDERS

     Stockholders who wish to have proposals included in the proxy statement and form of proxy to be furnished by the Board of Directors in connection with the Company's 1997 Annual Meeting of Stockholders must submit such proposals so that they are received by the Company no later than May 27, 1997. Please direct such proposals to the attention of the Secretary of the Company.

                                         By order of the Board of Directors,

                                         LEON TEMPELSMAN,
                                         President

New York, New York
September 20, 1996

                                                LAZARE KAPLAN INTERNATIONAL INC.

[LOGO]
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

  YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN         NOTICE OF
TO ATTEND THE MEETING, PLEASE DATE, MARK, AND SIGN      ANNUAL MEETING
   THE ENCLOSED PROXY CARD AND RETURN IT IN THE        OF STOCKHOLDERS
                 ENVELOPE PROVIDED                           AND
                                                       PROXY STATEMENT

- --------------------------------------------------------------------------------
                                                              September 20, 1996

                             APPENDIX 1-PROXY CARD
                        LAZARE KAPLAN INTERNATIONAL INC.

            Proxy-Annual Meeting of Stockholders -- November 6, 1996
                (Solicited on Behalf of the Board of Directors)

     Know All Men By These Presents that the undersigned stockholder of Lazare Kaplan International Inc. hereby constitutes and appoints Leon Tempelsman, Lucien Burstein and Sheldon L. Ginsberg, and each and any of them, the attorneys and proxies of the undersigned, with full power of substitution and revocation, to vote for and in the name, place and stead of the undersigned, at the Annual Meeting of Stockholders of said corporation, to be held on the 5th Floor, Room AB, The Cornell Club, Six East 44th Street, New York, New York on November 6, 1996 at 10:00 A.M. and at any adjournments thereof, the number of votes the undersigned would be entitled to cast if present:

                   (Continued, to be dated and signed on reverse)

                              FOLD AND DETACH HERE

This Proxy when properly executed, will be voted in the  manner               Please mark
directed herein by the undersigned stockholder. IF NO DIRECTION               your votes as [X]
IS MADE, THIS PROXY WILL BE VOTED FOR ALL THE BOARD'S  NOMINEES               indicated in
FOR DIRECTORS, FOR PROPOSAL  2 AND  IN THE  DISCRETION  OF  THE               this example
PROXIES ON ALL OTHER MATTERS.



       FOR                 WITHHOLD          (1) ELECTION OF DIRECTORS                                   (2) Approval of Ernst &
   all nominees            AUTHORITY         MAURICE TEMPELSMAN, LEON TEMPELSMAN, GEORGE R. KAPLAN,          Young  LLP  as  the
listed to the right     to vote for all      LUCIEN BURSTEIN, MYER FELDMAN, MICHAEL W. BUTTERWICK,           independent  public
 (except as marked      nominees listed      SHELDON L. GINSBERG AND ROBERT SPEISMAN                         accountants for the
 to the contrary)        to the right        (INSTRUCTION: To withhold authority to vote for any             fiscal year  ending
                                             individual nominee, strike a line through the nominee's         May 31, 1997.
                                             name in the list above)
                                                                                                            FOR  AGAINST  ABSTAIN
      [ ]                    [ ]                                                                            [ ]    [ ]      [ ]

(3) In their discretion, upon                Any of such attorneys and proxies, or their substitute at    The foregoing matter has
    such other matters as may                said meeting, or any adjournment thereof, may exercise       been   proposed  by  the
    properly come before  the                all of the powers hereby given. Any Proxy heretofore         Company   and   is   not
    meeting.                                 given is hereby revoked.                                     conditioned    on    the
                                                                                                          approval  of  any  other
                                             Receipt is acknowledged of the Notice of Annual Meeting      matter.
                                             of Stockholders, the Proxy Statement accompanying such
                                             Notice and the Annual Report to Stockholders for the
                                             fiscal year ended May 31, 1996.

                                                                  IN WITNESS WHEREOF, the undersigned has signed this proxy.

                                                                  Dated:_______________________________________________________1996

                                                                        ___________________________________________________________
                                                                                     (Stockholder(s) signature(s)

                                                                        ___________________________________________________________
                                                                  Signature(s) of stockholder(s) should correspond exactly with the name(s) shown hereon. If shares  are jointly  held, both  holders should  sign.  Attorneys,  executors,  administrators,  trustees, guardians  or others  signing in a representative capacity should give  their  full  titles.  Proxies  executed  in the  name  of a corporation should be signed on behalf of the corporation by its president or other authorized officer.

                                                                  NOTE: This proxy, properly filled in, dated and signed, should be returned promptly in  the enclosed postpaid  envelope  to  Lazare
                                                                  Kaplan  International Inc.,  Midtown  Station,  P.O. Box 812, New
                                                                  York, New York 10138-0832.

===================================================================================================================================

                                                  FOLD AND DETACH HERE


                                                      ANNUAL MEETING
                                                     OF STOCKHOLDERS
                                              LAZARE KAPLAN INTERNATIONAL INC.

                                                 WEDNESDAY, NOVEMBER 6, 1996
                                                          10:00 A.M.
                                                      THE CORNELL CLUB
                                                     SIX EAST 44th STREET
                                                     FIFTH FLOOR, ROOM AB
                                                      NEW YORK, NY 10017


                  ______________________________________________________________

                     AGENDA:

                         . ELECTION OF DIRECTORS

                         . RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP
                           INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                         . OTHER BUSINESS

                  ______________________________________________________________